As filed with the Securities and Exchange Commission on July 21, 2005,    Registration No.________

=========================================================================

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GO SPORTS ENTERTAINMENT INC.

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	7941 (Primary Standard Industrial Classification Code Number)	20-1674288 (I.R.S. Employer Identification No.)

20177 – 97th Avenue, Unit 101

Langley, BC, V1M 4B9

(604) 530-0200

(Address and telephone number of principal executive offices)

Paracorp Incorporated

318 No. Carson Street Suite No. 208
Carson City, Nevada, 89701         (775) 883-0104
(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

W. SCOTT LAWLER, ESQ.
1530-9 Avenue SE, Calgary, AB, T2G 0T7 Phone (403) 693-8014 - Facsimile (403) 272-3620

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	5,500,000	$0.10	$550,000	$64.73

1.

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion

Prospectus

GO Sports Entertainment Inc.

5,500,000 shares of Common Stock

This prospectus relates to the public offer and sale by some of the shareholders of GO Sports Entertainment Inc., a State of Nevada corporation, of 5,500,000 shares of common stock of GO Sports Entertainment during the period in which the registration statement containing this prospectus is effective.  The shares offered by our shareholders may be sold in private transactions, in negotiated transactions with a broker-dealer or market maker as principal or agent, in privately negotiated transactions not involving a broker or dealer, or by a combination of these methods.  Broker dealers who effect sales under this prospectus may receive compensation from the selling shareholders in the form of discounts or commissions.  We will not receive any proceeds from the sale of these shares.  The registration of shares of common stock pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold.

We will not receive any proceeds from the sale of any of the shares by selling shareholders.  There is no established public market for our common stock.  The sale price of these shares to the public is fixed at $

 per share until such time as the shares of our common stock are traded on the Over-the-Counter/Bulletin Board, of which there is no guarantee.  Although we intend to locate a qualified broker-dealer to sponsor an application for approval for our common stock to be quoted on the Over-the-Counter/Bulletin Board following the effective date of this prospectus, public trading of our common stock may never materialize.  If our common stock becomes traded on the OTC/Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders. This is a best efforts public offering, with no minimum purchase requirement. Therefore, this offering could close upon the sale of a single share or without selling any shares.

1. We are not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

Our common stock is presently not listed on any national securities nor on the NASDAQ Stock Market.

The Offering:

5,5000,000 shares Offered	Price Per Share	Total
Public Price	$ [TBD]	$ [TBD]
Underwriting Discounts and Commissions		$ 0
Total		$ [TBD]

The information in this prospectus is not complete and may be changed. The shares to be offered under this prospectus may not be sold until the registration statement relating to these securities has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is July____, 2005.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus
2	Prospectus Cover Page
3	Prospectus Summary and Risk Factors	5
4	Use of Proceeds	9
5	Determination of Offering Price	9
6	Dilution	10
7	Selling Security Holders	10
8	Plan of Distribution	12
9	Legal Proceedings	13
10	Directors, Executive Officers, Promoters and Control Persons	13
11	Security Ownership of Certain Beneficial Owners and Management	14
12	Description of Securities	14
13	Interest of Named Experts and Counsel	14
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	15
15	Organization within Last Five Years	15
16	Description of Business	15
17	Plan of Operation	19
18	Description of Property	19
19	Certain Relationships and Related Transactions	19
20	Market for Common Equity and Related Stockholder Matters	19
21	Executive Compensation	21
22	Financial Statements	21
23	Changes In and Disagreements With Accountants on Accounting and Financial Disclosures	21

Item 3.   Prospectus Summary and Risk Factors

The Company

The following summary contains basic information about this offering of shares of common stock of GO Sports Entertainment Inc. (referred to herein as “GO Sports”, “the Company”, “we”, “our” and similar terms).  It likely does not contain all the information that is important to you.  For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to.

Unless otherwise noted, all funds are reported in US dollars.

GO Sports Entertainment Inc. was incorporated on September 21, 2004, in the State of Nevada. The Company's principal executive offices are located at 20177 – 97th Avenue, Unit 101, Langley, British Columbia, Canada, V1M 4B9. Our telephone number is (604) 530-0200. As of the date of this prospectus, we have no revenue or operations.  Our agent for service of process is Paracorp Incorporated, located at 318 Carson Street Suite No. 208, Carson City, Nevada, 89701; telephone number (775) 883-0104.

We are a development stage company. We have not had any revenues or operations and we have few assets. We do not expect to have revenues until at least 90 days after the broadcast of our first Pay-Per-View event. We will not commence production of our Pay-Per-View events until we raise $2 million of funding to commence operations.

Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. GO Sports Entertainment Inc. has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

GO Sports intends to launch a high energy sports entertainment package that combines music and young competitive wrestlers in an exciting new made for Pay-Per-View television series.

Summary of Financial Information

As at December 31, 2004
Current Assets	$ 136,189
Property and Equipment	$ 27,038
Current Liabilities	$ 8,547
Shareholders' Equity	$42,289

From September 21, 2004 to December 31, 2004
Revenue	$ -0-
Net Income (Loss)	$ (59,791)

We have not begun operations and are currently without revenue. Our company has no employees at the present time. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING

This prospectus covers 5,500,000 shares of Go Sport’s common stock to be sold by selling stockholders identified in this prospectus.

Shares offered by the selling security holders:	5,500,000 shares of common stock, $0.001 par value per share
Offering price:	Determined at the time of sale by the selling shareholders
Common stock outstanding as of June 30, 2005:	17,600,000 shares
Common stock outstanding assuming the maximum number of shares are sold pursuant to this offering:	17,600,000 shares
Number of shares owned by the selling shareholders after the offering:	0 shares. (1)
Use of proceeds:

We will not receive any of the proceeds of the shares offered by the selling shareholders.

We intend to use the proceeds from the exercise of the warrants, if exercised, held by certain selling shareholders for working capital purposes.

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends. See “Dividend Policy.”
OTC/BB # symbol

GO Sports’ common stock currently is not quoted on the OTC/BB. GO Sports intends to apply for approval for quotation on the OTC/BB subsequent to the date of this prospectus. However, there is no guarantee that such approval will be obtained or that a public market for GO Sports'  common stock will ever develop.

(1)

This number assumes that each selling shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Selling shareholders are not required to sell their shares.  See "Plan of Distribution."

RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in GO Sports Entertainment Inc. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Additional Financing May Affect our Company's Ability to Survive.

We will require additional financing in the amount of $3 million in order to establish profitable operations. Such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favourable. Failure to secure the needed additional financing will have a very serious effect on our ability to survive.

Inability of Officers and Directors to Devote Sufficient Time to the Operation of the Business May Limit Our Success.

Presently the officers and directors of the Company allocate only a portion of their time to the operation of our business. Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern. Even if this lack of sufficient time of our management is not fatal to our existence it may result in limited growth and success of the business.

Unproven Profitably Due to Lack of Operating History Makes an Investment in GO Sports an Investment in an Unproven Venture.

GO Sports Entertainment Inc. was formed on September 21, 2004. As of the date of this prospectus, we do not have any revenues or operations, and we have few assets. We do not expect to have revenues until at least 90 days after the broadcast of our first Pay-Per-View event.

Due to our lack of operating history, the revenue and income potential of our business is unproven. If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably. Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity, or debt financing is obtained

Our failure to develop creative and entertaining programs and events would likely lead to termination of our business operations.

The creation, marketing and distribution of our live and televised entertainment, including our pay-per-view events, is at the core of our business and is vital to our ability to generate revenues across our strategic sources of revenue. Our failure to create popular live events and televised programming would result in failure to distribute our live televised events, our pay-per-view events and attendance at our live events. This would adversely affect our operating results and could cause us to terminate operations.

Failure in the popularity of our brand of entertainment could adversely affect our business.

Our operations are affected by consumer tastes, which are unpredictable and subject to change. Our programming is created to evoke a passionate response from our fans. If we are not able to create programs that meet our targeted fans’ tastes or the perceptions of potential our business partners, including advertisers and distributors, would adversely affect our ability to operate in this industry.

Our failure to recruit performers could lead to failure in the appeal of our form of entertainment.

Our success depends partly on our ability to recruit and train athletic performers who have the physical attributes necessary to perform the athletic stunts in our live events and televised programming. We cannot assure you that we will be able to locate, train and retain the services of such performers. Our failure to attract and retain adequate performers could lead to the failure in the appeal or market acceptance of our form of entertainment, which could adversely affect our operating results

Our failure to create distribution agreements for our television and pay-per-view programming could result in the termination of our operations.

We currently do not have any distribution agreements for the distribution of our taped television or live pay-per-view events. Our success will be heavily dependent on being able to sell our form of entertainment to a distributor or cable network and negotiating a satisfactory agreement for the distribution of our programs. Due to the fact that our business plan contemplates a significant portion of our revenues to be generated, directly and indirectly, from the distribution of our televised and pay-per-view events, failure to obtain a distribution agreement could adversely affect our operating results.

A decline in general economic conditions could adversely affect our business.

Our operations could be adversely affected by general economic conditions in the United States and Canada, which generally may affect consumers’ disposable income and the level of advertising spending and the size. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers’ disposable income. A decline in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on our live and televised entertainment and branded merchandise, which could adversely affect our revenues. A decline in general economic conditions could also reduce levels of advertising spending, which could impair our ability to sell advertising for our various media platforms at acceptable rates or at all.

The markets in which we operate are highly competitive and we may not be able to compete effectively, especially against competitors with greater financial resources or marketplace presence.

We will have to be able to compete for advertising dollars with other media companies. For our live, television and pay-per-view audiences, we face competition from professional and college sports, as well as from other forms of live and televised entertainment and the leading professional wrestling entertainment company, the World Wrestling Entertainment. Most of the companies with whom we will have to compete have greater financial resources than we do.  Our failure to compete effectively could result in the failure to attract sufficient viewers, distribution channels and advertising dollars spent on our form of sports entertainment, any of which could adversely affect our operating results.

Our insurance may not be sufficient to cover liabilities resulting from accidents or injuries that our performers may suffer during our events.

Our performers who are involved in the production of our events are exposed to the risk of performance-related accidents, the consequences of which may not be fully covered by insurance. The physical nature of our events exposes our performers to the risk of serious injury or death. Liability to us resulting from any death or serious injury sustained by one of our performers while performing, to the extent not covered by our insurance, could adversely affect our operating results.

Our common stock currently does not have any public “float” and completion of this offering of shares of common stock would result in only a small public “float”.

Our common stock is currently held by a total of 64 shareholders, of which 61 own the 5,500,000 shares being offered by this prospectus. It is impossible to predict how many shares will be sold into the public float under this prospectus or how many shareholders will own our shares as a result of this prospectus. It is highly likely that our stock will not be widely held, even if all of the shares offered by this prospectus are sold. This would result in an investment in our common stock having limited liquidity than the the common stock of companies with broader public ownership. This could result in the trading prices for our common stock to be more volatile than generally may be the case for more widely-held common stock. Among other things, trading of a relatively small volume of our common stock may have a greater impact on the trading price of our common stock than would be the case if our public float were larger.

Through his beneficial ownership of a substantial majority of our common stock, Mr. Owen can exercise control over our affairs, and his interests may conflict with the holders of our common stock. Mr. Owen owns 12,000,000 shares of our common stock, which represents 68.2% of the total number of our issued and outstanding shares. Through his beneficial ownership of these shares, Mr. Owen effectively can exercise control over our affairs, and his interests could conflict with the other holders of our common stock. In addition, the voting power of Mr. Owen through his ownership of 12,000,000 shares of our common stock could discourage others from initiating potential mergers, takeovers or other change of control transactions. As a result, the market price of our common stock could decline.

A substantial number of shares will be eligible for future sale by Mr. Owen, and the sale of those shares could lower our stock price.

We cannot predict the effect, if any, that future sales of shares owned by Mr. Owen or the availability of those shares for future sale will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may lower the prevailing market price of our common stock. These factors could also make it more difficult for us to raise funds through future offerings of our common stock.

The loss of the services of Graham Owen would adversely affect our ability to implement our business plan.

We are primarily dependent on Graham Owen, our President and CEO, for the implementation of our business plan. Mr. Owen is the creative mind of our operations and has structured our entertainment and business plan. The loss of Mr. Owen due to disability or death or other unexpected termination for any reason would have a material adverse effect on our ability to operate under our current plan of operations, which would adversely affect our operating results. We do not carry key man life insurance on Mr. Owen to cover the loss of his services

Difficulty For GO Sports’ Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to have our common stock quoted on the OTC / Bulletin Board as soon as practicable. However, there can be no assurance that the Company's shares will be quoted on the OTC / Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

Item 4. Use of Proceeds

This prospectus is part of a registration statement that permits selling shareholders to sell their shares.  Because this prospectus is solely for the purpose of selling shareholders, we will not receive any proceeds from the sale of stock being offered.

Item 5. Determination of Offering Price

The shares offered by this prospectus are being offered by the Selling Shareholders on a continuous or delayed basis until sold.  There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $

 per share.  Of the 17,600,000 shares of GO Sports common stock that were previously issued, 12,100,000 shares were sold at $0.001 per share to GO Sports’ officers and directors, and the remaining 5,500,000 shares were sold at $0.01636 per share. All of GO Sports’ current outstanding shares of common stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

If GO Sports’ receives approval for its common stock to be quoted on the OTC/BB, then the Selling Shareholders will be able offer the shares at the prevailing market price at the time of sale by each Selling Shareholder.

Item 6. Dilution

Not Applicable

Item 7. Selling Security Holders

This prospectus covers the offering of shares of common stock by certain Selling Shareholders.  This prospectus is part of a registration statement filed in order to register 5,500,000 shares of our common stock held by the Selling Shareholders.

The shares issued to the Selling Shareholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Shareholders the opportunity to sell their shares.  The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Shareholders.  The Selling Shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis.  To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement.  See “Plan of Distribution.”  Each of the Selling Shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents.  The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 (“Securities Act”), and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares, and we have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

The following are the shareholders for whose accounts the shares are being offered; the number of shares beneficially owned by each selling shareholder prior to this offering; the number of shares to be offered for each selling shareholder's account; and the number of shares to be owned by each selling shareholder following completion of the offering:

Last Name	First Name	Number of Shares Beneficially Owned Before Offering	Number of Shares Offered	Percentage of Shares Owned After Offering (1)	Number of Shares Owned Upon Completion of Offering (1)
799831Alberta Inc.		100,000
Adams	Steward	10,000
Albery	Malcolm	280,000
Amery	Hussein	10,000
Anderson	Sarah	5,000
Babcook	Randy	20,000
Belway	Crystal	4,400
Braund	Carol	12,200
Briault	Ehman	200,000
Bucci	Joe	622,000
Card	Jon	700,000
Carlson	Aaron	12,000
Clemence	Michael A.	10,000
Dalla Longa	Dan	1,000
Damon	Jack E.	22,000
Durward	Jim	1,000
Eckess	Linda	100,000
Farncombe	Sheri	1,000
Gilmour	Gordon	1,000
Graham	Richard	1,000
Groenveld	Jack	1,000
Haigh	Jacqueline	1,500
Henchall	Loesha	1,000
Henderson	Beryl	530,000
Hermes Capital Investment Ltd		120,000
Isaak	Katie	4,400
Johnson	Erika	25,000
Jones	Gordon	8,800
Leep	Ryan	4,400
Lenhardt	Wayne A.	1,000
Marzocco	Anissa	2,200
Milne	Cris	10,000
Moore	Kevin	10,000
Mostat	Greg	25,000
Nakano	Douglas M	6,600
Onulov	Ilie	5,000
Owen	Nadine	600,000
Parks	Jarrod	350,000
Petrovici	Michaela	5,000
Podlubny	Dolores	350,000

Quinn	Michael	5,000
Ritter	Chris	30,000
Rix	Gordon	1,000
Robb	Donald	10,000

Sanford	Susan	200,000
Sillito	Sandi	1,000
Stark	Stacey	10,000
Stern	Ron	110,000
Stratychuk	Grant	5,500
Taylor	Lawrence	1,000
Taylor	Brenda	2,000
Thomas	Al	92,000
Trethewey	Derek	2,000
Turcotte	Steve	50,000
Valjr	Erika	5,000
Vlahovic	Mashan	285,000
Vlahovic	Milic	300,000
Warness	Stajen	210,000
Warness	Jadden	1,000
Wetter	Vanessa	1,000
Whelan	Mark	5,000

	Total	5,500,000

Item 8. Plan of Distribution

We are registering the shares on behalf of the selling shareholders.  All costs, expenses and fees in connection with the registration of the shares offered under this registration statement will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.  Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers.  The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.    The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

Item 9. Legal Proceedings

GO Sports Entertainment Inc. is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Daniel T. Denischuk, Member of the Board, age 53

Mr. Denischuk has served as a member of the board of Directors since GO Sports inception on September 21, 2004. The term of his office is for one year and is renewable on an annual basis.

Mr. Denischuk graduated from Success Business College in Winnipeg, Manitoba in 1972 with a degree in Business Administration.

Since 1989, Mr. Denischuk has been operating his own financial planning business specializing in implementation of personal and corporate insurance and investment plans.

Mr. Denischuk is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Tom G. Milne, Member of the Board of directors, age 58

Mr. Milne has served on our Board of Directors since GO Sports inception on September 21, 2004.  He has served as the Chief Financial Officer of Big Sky Energy Corporation. From May 1999 to April 15, 2005.  From September 2002 to February 2004, Mr. Milne was the Regional Advisory Services Partner for Meyers Norris Penny LLP, a chartered accountancy and business advisory firm located in Calgary, Alberta.  From 2000 to 2002, Mr. Milne was employed Big Sky Energy Corp. by  the known as China Energy Ventures Corp.) on a full-time basis.  From 1985 through 1997, Mr. Milne was Vice President and Treasurer of NOVA Corporation, and director of NOVA Finance International.  He was the Vice President, Finance and Chief Financial Officer of Arakis Energy, which was acquired by Talisman Energy Corp., from September, 1997 to October, 1998, an oil and gas company traded on the NASDAQ.  Since March 1998, Mr. Milne has served as Chief Executive Officer of Precise Details, Inc., a consulting, investment management, real estate and automotive services company.  Mr. Milne also currently serves as a director of The Alberta Performing Arts Stabilization Fund and the Investment Committee of the University of Calgary Pension and Endowment Funds.

Mr. Milne is a Certified General Accountant and earned a degree in Business Administration from Mount Royal College in Calgary, Alberta.

Graham Owen, President, Secretary, Treasurer and Member of the Board of Directors, age 44

Since October 1995, Mr. Owen has worked in the television production environment, initially from a hands-on capacity as an Avid Editor and Discreet Logic *flame Broadcast Design Artist, during which time Mr. Owen completed a number of digital production, broadcast design and editing workshops (Adobe, Discreet, Media 100, Electric Image) and courses (IRIX/Unix Sys Admin. MCSE Cert), as well as taught them (University of Calgary, SAIT, Vancouver Film School, Applied Multimedia School of Technology, etc.),. Mr. Owen has been involved in several thousand hours of television production in a number of capacities, and has personally produced and directed over 240 hours of finished television programming. Included in his credits are the Executive Production of 4 seasons of live one hour episodes of “Stampede Wrestling” Mr. Owen also created the Broadcast Design of “Soccer Shortz”, a children’s series aired on YTV and a snowmobile series for OLN, Executive Production and Directing of two seasons of live XFC Muay Thai Kickboxing for TSN, Viewers Choice and Bell ExpressVu, and numerous other projects.

In May of 1998 until April of 2001, Mr. Owen accepted two Board of Director’s positions with High Definition Digital Inc. and Digital Artisans Guild, and his career shifted to the development and marketing of television properties, partnering with Mandalay Sports Entertainment, and later Eric Bischoff Entertainment (now in the WWE) from March – Sept. 2001, as well as working on the creative development of several other series, producing their pilots, and creating their business models with/for Columbia TriStar, Viewers Choice, Clear Channel Entertainment, Starz Encore, and RealWorld Films (Jan – July, 2002 )

Mr. Owen has a BA from the University of Calgary (Humanities and Math, 1990) and is an accomplished Commercial and Airshow Pilot, fluent in German and competent in French, currently residing in Vancouver, BC, with his wife. Mr. Owen is the original creative force behind the entertainment concept that GO Sports is attempting to launch.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of GO Sports owning 5% or more of the common stock, and shares owned by GO Sports directors and officers as of June 30, 2005.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Graham Owen 800, 15355- 24th Ave Vancouver, B.C., Canada	12,000,000	68.2%
Common	Daniel Denischuk 32 Gainsborough Dr. SW Calgary, Alberta, Canada	50,000	-
Common	Tom Milne 2311 Erlton Pl. SW Calgary, Alberta, Canada	50,000	-
Common	Directors and officers as a group	12,100,000	68.8%

The percentage of class is based on the total number of shares outstanding of 17,600,000.

Item 12. Description of Securities

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $.001 par value. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws of GO Sports. Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, rateably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no pre-emptive, conversion or redemptive rights. To the extent that additional shares of GO Sports common stock are issued, the relative interest of then existing stockholders may be diluted.

Item 13. Interest of Named Experts and Counsel

GO Sports has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in GO Sports, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of GO Sports.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

The Nevada General Corporation Law requires GO Sports to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defence of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 6.10 of GO Sports Entertainment Inc. Corporation's bylaws, GO Sports is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See "Certain Relationships and Related Transactions", Item 19, below.

Item 16. Description of Business

Business Development

GO Sports Entertainment Inc. was incorporated on September 21, 2004, in the State of Nevada. We have not yet begun our business operations and we currently have no revenue and no significant assets. GO Sports has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since becoming incorporated, GO Sports has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. GO Sports is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither GO Sports nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

Go Sports will be operating under the business name “Matrats”. There are nine revenue streams to the Matrats business model that we will be attempting to create:

1. Pay-Per-View ("PPV")

Matrats will spend $160,000 to $250,000 CDN to produce a monthly 2 hour $19.95 USD PPV episode from a state of the art sound stage in Vancouver BC, Canada. This is a made for PPV promotion. We intend to have a top-name band perform at each episode to open the show and introduce the main event, although no contracts for any such bands have yet been signed.

2. TELEVISION

We intend to syndicate the distribution of our PPV events throughout North America (TSN in Canada), and will provide an edited 60 broadcast minute episodic version each week, with the purpose of building the drama and action for the PPV’s.

3. LIVE EVENTS

Touring live events will initially be done on a limited basis, with the intent of eventually aligning with a major promoter, e.g. Clear Channel Entertainment/SFX Sports.

4. SPONSORSHIP & ADVERTISING

Most broadcasters will supply ad slots to be filled by Matrats (barter). These can be sold to advertisers on a local level, nationally, in blocks, or even used by Matrats to promote the PPV’s, live events, merchandise and dvd sales.

5. LICENSING

With the growth of Matrats, licensing will generate fees for the use of the Matrats brand. e.g. video games for xBox, Playstation, Nintendo or Sega, or electronic trading cards, etc.

6. MERCHANDISING

The sales of items as simple as t-shirts, to autographed posters, pictures and baseball caps.

7. VIDEO & DVD DISTRIBUTION

A huge opportunity not only for the sale of PPV episodes, best of, and taped live events, but also for compilations of the bands and music of Matrats.

8. NEW MEDIA

The portal for all departments, with the ability to sell subscriptions for on-line PPV’s, either after the PPV’s have aired, or to countries that will not yet receive broadcasts, as well as an e-commerce outlet.

9. TRAINING

During the initial launch of the prototype website, we received over 400 requests from athletes looking to be trained in Matrats style wrestling. At $1,000/month or $300 for a weekend workshop, obviously it makes sense to be paid to choose our new talent.

A training camp is already in place in Langley BC, with a second being set up in the New York City area. Potential recruits and new students are able to register and download waiver forms online.

Principal Products and Services

We intend to produce a weekly, one hour reality based sports entertainment television series, and monthly PPV broadcasts to showcase highly skilled and athletic competitors in a professional wrestling atmosphere. GO Sports has leased a facility located in Langley, British Columbia, comprised of 16,000 square feet, from which it intends to produce its wrestling events.

Each of our athletes is trained extensively by Ted Hart and Jack Evans and taught an array of skills. Mr. Hart is part of the Hart family of Calgary, Alberta, Canada, that had a significant role in the development of professional wrestling in North America.

Positioned in the middle of the venue, will be a high tech ring featuring 4 platforms (launch pads) at the corners, which the athletes will use to produce more height on their aerial maneuvers. The standing room only audience is stationed at varying heights around the outside of the ring. Behind the broadcast commentators are several dancers who to add a circus type flair to the production. The bands, music videos and all the action are broadcast on a 20 foot LED skyboard situated near the entrance to the ring.

The Athletics

 Aside from established wrestling schools, Matrats intends to work with organizations that train dancers and aerial performance companies to recruit, train and develop talent that will also appeal to the African American community. However, the company currently does not have any formal arrangements with any of these business and have held only preliminary discussions with them.

During the initial development of Matrats commencing in December 2000, over 60 potential training applications per month were received from young athletes all over the world (Australia, Japan, Mexico, Germany, UK, USA), Matrats has a current talent roster of 40 athletes, with another 40 – 60 in training camp

A live band on every show.

Matrats intends to feature a high profile band at the opening of the show and just before the main event. The main event wrestlers for each show will be competing for a title, but also for the rights to an entrance song that may be left behind by the band to be used from that point on as the wrestlers entrance music. However, we have not yet secured the services of any bands and will not begin negotiations for such services until we start receiving funds for our operations.

The live bands and the music is creatively integrated using the latest videos of popular, punk, rap, hip-hop, metal, and dance culture. Based on previous discussions held with representatives of recording companies, we believe that we will be able to retain the services of live bands and other music without paying the traditional licensing fee. The model for this type of agreement is MTV which by airing record companies music helps enhance the marketing of such music.

This music and the associated music videos will be used to help define the athlete’s character, and will be featured prominently during ring entrances and matches.

The Market

Matrats will be attempting to utilize the positive aspects of the professional wrestling genre and add other features that are intended to draw-in new fans. Matrats hopes that featuring extreme athleticism will enhance wrestlings acceptance and draw the fans necessary to be competitive and financially successful.

Like ESPN’s X-Games, Matrats is also targeted at the skateboard/snowboard crowd, and hopes to achieve market share with the reality-based strategy combined with a high-level of athleticism and any innovative use of both live and recorded popular and independent music.

Matrats will also attempt to appeal to a younger and more urban audience by continuing to develop a more diverse talent roster that will include a balance of Asian, White, Hispanic and African-American athletes.

Competition and Competitive Strategy

We are aware of only two other wrestling companies currently have regular PPV’s- TNA and World Wrestling Inc. TNA is currently broadcasting weekly on PPV, without syndicated distribution, and are believed to achieve approximately 100,000 purchases per week.

World Wrestling Entertainment Inc. (the “WWE”) is the most renowned and successful wrestling entertainment company. The WWE is engaged in the development, production and marketing of television and pay-per-view programming and live events and the licensing and sale of branded consumer products. The WWE has been in business for 25 years and has generated over $365 million in net revenues in each of the last five (5) years. The WWE is the dominant wrestling entertainment company in the world.

Matrats will not be able to compete with the WWE in the areas that the WWE has a strong following and an entrenched following. Matrats intends to compete for viewers by incorporating aspects of pop culture into the show, such as music, skateboarding, street racing, snowboarding, wrestling and electronic games. It is Matrats’ hope that by incorporating these aspects of pop culture into its production, it can draw fans that are currently not wrestling fans and are not part of the WWE’s fan-base.

Matrats also intends to compete by producing wrestling events that perform at a more demanding or athletically challenging level by focusing on high flying athletic performance. Matrats therefore intends to utilize athletes and musical artists that appeal to the Asian, African American, and Hispanic communities.

Governmental Controls and Approvals

GO Sports is not aware of any governmental controls, approvals or regulations that will be applicable to it's operations.

Research and Development Activities and Costs

GO Sports has no plans to undertake any research and development activities during the term of this prospectus.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Facilities

Located in a brand new 16,000 sq ft facility and only minutes from the Canada/US border, Matrats will have the capacity to accommodate a studio audience of 600 people per event from both the Vancouver and Seattle areas. The studio design is created to make the audience feel like they are inside a video game. Employees

GO Sports currently does not have any employees. GO Sports has retained the services of four (4) independent contractors to provide services in the areas of training, broadcast design, editing, music booking, athletic booking, clearances and licenses. These contractors have provided limited services to date and will be working full-time for us upon commencement of our operations. After we commence operations, we will need to add 10-15 employees in the areas of management and administration.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. GO Sports uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus. Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the trucking industry or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on  Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, including quarterly reports on Form 10-QSB, proxy statements on Schedule 14A and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public

Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

GO Sports is a development stage company with no operations, no revenue, no financial backing and few assets.

We currently do not have the funds or capital required to develop our product. Nor do we have a committed source to supply the necessary funding. GO Sports will have to raise approximately $3 million to be able to commence operations and implement its business plan for a twelve (12) month period of time. GO Sports intends to raise funds through a private placement of its equity securities after the effective date of the registration statement in which this prospectus is included. There are no guarantees that GO Sports will be able to raise all or any portion of the $3 million it needs for its operations. As of December 31, 2004, GO Sports had $134,814 in cash on hand.

GO Sports has no plans to undertake product research and development during the term covered by this prospectus. There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations. Management also has no intention of hiring any employees during the first year of operations.

Item 18. Description of Property

GO Sports does not own any property, real or otherwise. We will conduct our administrative affairs from our principal office located 20177 – 97th Avenue, Langley, BC,

We do not have any investments or interests in any real estate. Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

GO Sports has a three (3) year lease agreement for the premises located at 20177 – 97th Avenue, Langley, British Columbia, Canada. The premises are comprised of 14,625 square feet of warehouse space and 1,957 square feet of mezzanine space. Upon funding and commencement of operations, GO Sports will be producing its wrestling entertainment events from this location.

Item 19. Certain Relationships and Related Transactions

As at December 31, 2004, we received unsecured loans from a company with a common director totalling $119,135. These loan accrues interest at the rate of 7.5% per annum and are due on January 1, 2006.

In September 2004, GO Sports issued a total of 12,100,000 shares of its common stock to officers and directors at a price of $0.001 per share. GO Sports’ President and member of its Board of Directors, Mr. Graham Owen, purchased 12,000,000 shares and the other members of the Board of Directors, Messrs. Daniel Denischuk and Tom Milne, each purchased 50,000 shares.

GO Sports has not entered into any other transaction nor are there any proposed transactions in which any director, executive officer, shareholder of GO Sports or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor are expected to be, acquired from any promoter on behalf of our company. We have not entered into any agreements that require disclosure to our shareholders.

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have GO Sports common stock listed. We intend to apply to have our common stock quoted on the OTC Bulletin Board after the registration statement in which this prospectus is included becomes effective. No trading symbol has yet been assigned.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the NASD's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. GO Sports common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.

Holders

As of the filing of this prospectus, we have 64 shareholders of record of GO Sports common stock.

Rule 144 Shares.

Not including the shares offered under this prospectus, a total of 12,100,000 shares of the common stock will be available for resale to the public after September 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of GO Sports common stock then outstanding which, in this case, will equal 176,000 shares as of the date of this prospectus; or the average weekly trading volume of GO Sports common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about GO Sports. Under Rule 144(k), a person who is not one of  GO Sports affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of GO Sports to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: GO Sports would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

The holders of our common stock are entitled to receive dividends when, and if, declared by the Board of Directors. We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business. To date, we have not paid cash dividends on our common stock. This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

Once GO Sports has commenced operations Mr. Owen will be paid a contractual management fee of $6,000 per month.

GO Sports’ officers have not received and are not accruing any compensation for their services.

Item 22. Financial Statements

The audited financial statements of GO Sports appear on pages 22 through 31

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

Not applicable.

GO SPORTS ENTERTAINMENT, INC.

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

December 31, 2004

(Stated in US Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,

GO Sports Entertainment, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of GO Sports Entertainment, Inc. (A Development Stage Company) as of December 31, 2004 and the related statement of operations, cash flows and stockholders' equity for the period September 21, 2004 (Date of Incorporation) to December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Go Sports Entertainment, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the period September 21, 2004 (Date of Incorporation) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company is in the development stage and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations.  These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“AMISANO HANSON”
April 18, 2005	Chartered Accountants

GO SPORTS ENTERTAINMENT, INC.

(A Development Stage Company)

BALANCE SHEET

December 31, 2004

(Stated in US Dollars)

ASSETS
Current
Cash		$ 134,814
Prepaid expenses		1,375

		136,189

Deposits – Note 5		6,744
Property and equipment – Note 3		27,038

		$ 169,971

LIABILITIES
Current
Accounts payable and accrued liabilities		$ 8,547

Due to related party – Note 4		119,135

		127,682

SHAREHOLDERS’ EQUITY
Capital stock – Note 4
Authorized:
75,000,000	common voting shares with a par value of $0.001 each
Issued and outstanding:
17,600,000	common shares	17,600
Additional paid-in capital		84,480
Deficit accumulated during the development stage		(59,791)

		42,289

		$ 169,971

Nature and Continuance of Operations – Note 1

Commitments – Notes 4, 5, and 7

Subsequent Event – Note 7

APPROVED BY THE BOARD:

“Graham Owen”	Director	“Daniel Denischuk”	Director

SEE ACCOMPANYING NOTES

GO SPORTS ENTERTAINMENT, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

for the period September 21, 2004 (Date of Incorporation) to December 31, 2004

(Stated in US Dollars)

Expenses
Advertising and promotion	$ 279
Bank charges and interest	1,351
Consulting fees	50,000
Foreign exchange loss	109
Rent	8,052

Net loss for the period	$ (59,791)

Basic and diluted loss per share	$ (0.00)

Weighted average number of shares outstanding	13,674,163

SEE ACCOMPANYING NOTES

GO SPORTS ENTERTAINMENT, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

for the period September 21, 2004 (Date of Incorporation) to December 31, 2004

(Stated in US Dollars)

Cash flow from Operating Activities
Net loss for the period	$ (59,791)
Changes in non-cash working capital balances related to operations:
Prepaid expenses	(1,375)
Accounts payable and accrued liabilities	8,547

(52,619)

Cash flow from Financing Activities
Advances from related party	119,135
Issuance of capital stock	102,080

221,215

Cash flow from Investing Activity
Deposits	(6,744)
Property and equipment	(27,038)

(33,782)

Increase in cash during the period	134,814

Cash, beginning of the period	-

Cash, end of the period	$ 134,814

Supplementary disclosure of cash flow information:
Cash paid during the period for:
Interest	$ -

Income taxes	$ -

SEE ACCOMPANYING NOTES

GO SPORTS ENTERTAINMENT, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

for the period September 21, 2004 (Date of Incorporation) to December 31, 2004

(Stated in US Dollars)

				Deficit
				Accumulated
			Additional	During the
	Capital Stock		Paid-in	Development
	Number	Par Value	Capital	Stage	Total

Capital stock issued
For cash
September, 2004 - at $0.001	12,100,000	$ 12,100	$ -	$ -	$ 12,100
December, 2004 - at $0.01636	5,500,000	5,500	84,480	-	89,980
Net loss for the period	-	-	-	(65,791)	(65,791)

Balance, December 31, 2004	17,600,000	$ 17,600	$ 84,480	$ (65,791)	$ 36,289

SEE ACCOMPANYING NOTES

GO SPORTS ENTERTAINMENT, INC.

(A Development Stage company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2004

(Stated in US Dollars)

Note 1

Nature and Continuance of Operations

GO Sports Entertainment, Inc. (the “Company”) is a development stage company formed to operate as a sport company focused on developing and marketing pay per view wrestling entertainment.

These financial statements have been prepared using accounting principles generally accepted in the United States of America applicable for a going concern, which assumes the Company will realize its assets and discharge its liabilities in ordinary course of business.  The Company has no established source of revenue, has accumulated losses of $59,791 since inception and has commitments to expend significant amounts for property and equipment, which raises substantial doubt that the Company will be able to continue as a going concern.  Its ability to continue as a going concern is dependent upon its ability to obtain financing and generate profitable operations in the future.  Management has plans to seek additional capital through a public offering of its common stock.  The financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company was incorporated in the State of Nevada on September 21, 2004 and registered as an extra-provincial company under the Business Corporations Act of British Columbia on November 23, 2004.

Note 2

Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgement.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Property, Equipment and Amortization

Property and equipment are recorded at cost and are amortized on a straight-line basis over their estimated useful lives at the following annual rates:

Sports equipment

3 years

Leasehold improvements

3 years

No amortization was recorded for the period ended December 31, 2004, as the property and equipment were not placed in use during the period.

#

Note 2

Summary of Significant Accounting Policies – (cont’d)

Development Stage Company

The Company is a development stage company as defined in Financial Accounting Standard Board Statement No. 7.

Foreign Currency Translation

The Company translates amounts to the reporting currency, United States dollars (“US dollars”) in accordance with Statement of Financial Accounting Standards No. 52 “Foreign Currency Translation”.

Monetary assets and liabilities are translated into United States dollars at the exchange rate in effect at the end of the period.  Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed.  Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date.  All exchange gains and losses on transactions denominated in currencies other than the reporting currency are included in the determination of net income (loss) for the period.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 “Accounting for Income Taxes” (“FAS 109”).  Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and diluted Loss Per Share

The Company reports basic loss per share in accordance with the Statement of Financial Accounting Standards No. 128, “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of shares outstanding during the period.  The Company has no dilutive potential common shares, which would give rise to calculation of diluted loss per share.

Note 2

Summary of Significant Accounting Policies – (cont’d)

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments, consisting of cash and accounts payable and accrued liabilities approximates their fair value due to the short maturity of such instruments.  The carrying value of amounts due to related party also approximates fair value.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

Management does not believe that any recently issued but not effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 3

Property and Equipment

Accumulated
	Cost	Amortization	Net

Sports equipment	$ 20,285	$ -	$ 20,285
Leasehold improvements	6,753	-	6,753

	$ 27,038	$ -	$ 27,038

Note 4

Related Party Transactions – Note 7

The amount due to related party is due to a company with a common director.  This amount is unsecured, bears interest at 7.5% per annum and is due on January 1, 2006.

The Company issued 12,100,000 common shares to officers and directors for proceeds of $12,100.

Note 5

Commitments

a)

Consulting Services

The Company entered into a consulting services agreement with a company to provide consulting services for incorporating the Company, providing assistance in the financing and public offering of the Company and obtaining legal and audit support.  The Company has paid $50,000 under this agreement for services to December 31, 2004.  An additional $50,000 is required to be paid upon the acceptance of the SEC filing documentation by the regulatory bodies.  The Company will also pay a fee of 6% of any financing raised directly or indirectly by the consultant directly upon receiving funds.  No amounts are due in respect to financing fees.

b)

Premise Lease

The Company has entered into an agreement to lease warehouse space until December, 2007, which require minimum annual lease payments as follows:

2005	$ 113,266
2006	121,323
2007	111,213

$ 345,802

The Company is also responsible for the payment of a proportionate share of common area costs and has paid a deposit of $6,744 relating to this lease.

Note 6

Income Taxes

Significant components of the Company’s future tax assets, after applying the enacted corporation income tax rates of 35%, are as follows:

Future income tax assets
Non-capital losses carried forward	$ 20,925
Valuation allowance for future income tax asset	(20,925)

$ -

The amount taken into income as future income tax assets must reflect that portion of the income tax loss carryforward that is likely to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards.  The Company’s accumulated loss carryforward for its first year ended December 31, 2004 is available to offset taxable income of future years at various rates until 2024.

Note 7

Subsequent Event

Subsequent to December 31, 2004, the Company has incurred $195,790 in expenditures on plant and equipment.  The Company has also received additional loans from a director of $95,000, related to these expenditures, which are unsecured, bear interest at 7.5% per annum and are due January 2006.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. GO Sports Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

GO Sports bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$12,000
Audit Fees	$15,000
Transfer Agent Fees	$1,000
SEC Registration and Blue Sky Registration	$250
Printing Costs and Miscellaneous Expenses	$1750
Total	$30,000

Item 26. Recent Sales of Unregistered Securities

In September 2004, GO Sports issued a total of 12,100,000 shares of its common stock to officers and directors at a price of $0.001 per share. GO Sports’ President and member of its Board of Directors, Mr. Graham Owens, purchased 12,000,000 shares and the other members of the Board of Directors, Messrs. Daniel Denischuk and Tom Milne, each purchased 50,000 shares.

In December 2004, GO Sports conducted a private placement and sold 5,500,000 shares of its common stock for total proceeds of $89,980 at a price of $0.001 per share. These shares were sold solely in the Provinces of British Columbia, Alberta and Ontario, Canada, pursuant to the exemption from registration as such offering was made only close friends, family members and business associates of the officers and directors of GO Sports.

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	Included
3.2	Bylaws.	Included
5	Opinion re: Legality.	Included
23	Consent of Attorney.	Included in Exhibit 5
23(ii)	Consent of Accountant	Included
24	Power of Attorney	Included on page II-5

Item 28. Undertakings

GO Sports hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, GO Sports has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, GO Sports will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and GO Sports will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on July 19, 2005.

GO SPORTS ENTERTAINMENT INC.

/s/ Graham Owen
President

/s/ Graham Owen
Secretary/Treasurer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Graham Owen Director	July 19, 2005
/s/ Daniel T. Denischuk Director	July 20, 2005
/s/ Thomas G. Milne Director	July 20, 2005

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints W. Scott Lawler, Esq. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Graham Owen Director	July 19, 2005
/s/ Daniel T. Denischuk Director	July 20, 2005
/s/ Thomas G. Milne Director	July 20, 2005